SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of the
                            SECURITIES EXCHANGE ACT OF 1934


                            Date of Report - September 19, 1996
                           (Date of earliest event reported)



                                 GTE CORPORATION
                     (Exact name of registrant as specified in charter)

                                    NEW YORK
                       (State or other jurisdiction of Incorporation)










          1-2755                                  13-1678633
(Commission File Number)            (I.R.S. Employer Identification
No.)

ONE STAMFORD FORUM
STAMFORD, CONNECTICUT                                       06904
(Address of principal executive offices)                  (Zip Code)
(203) 965-2000















                          GTE CORPORATION

                             FORM 8-K

                        ITEM OF INFORMATION


Item 5.  Other Events

The following news release recently issued by GTE Corporation ("GTE") is filed herewith on Form 8-K and, as such, made available to any and all interested parties:

     SUMMARY: GTE FILES MOTION FOR A STAY OF THE FCC INTERCONNECTION ORDER WITH FEDERAL COURT OF APPEALS.

     GTE has filed a motion with the U.S. Court of Appeals to stay the implementation of the Federal Communications Commission's (FCC)
Interconnection Order, pending judicial review of that order.

     In February, Congress passed the Telecommunications Act of 1996, rewriting the 62-year old Communications Act. The FCC's order came in the wake of Congressional removal of competitive barriers in the telecommunications industry. "Congress passed the Act to deregulate the industry, foster competition and spur investment, innovation and job creation. The Act established the process for competitive entry into local markets, and our action in the court in no way slows that process down," said William P. Barr, GTE senior vice president and general counsel. "Issuance of a stay will not affect the process; parties will continue to negotiate under the Act, and state commissions will continue their arbitrations under the Act, as they are already doing," Barr said.

     "Congress explicitly rejected centralized rulemaking the FCC wants to establish with its flawed order. The Act provides a framework for deregulation that relies first on marketplace negotiations and then leaves unresolved issues to be decided by the states. The FCC is trying to override both the marketplace's and the states' role."

     Under the order, local phone companies that have built and operated the local network would be required to wholesale both their services and parts of their network to resellers at prices substantially below actual cost. "The Act clearly states that Local Exchange Carriers (LECs) must be allowed to recover their costs, plus a reasonable profit, when providing their networks to competitors," Barr said.

     In its motion for appeal, GTE told the Court that if allowed to take effect, the Commission's rules will cause irreparable harm to the company, forcing it to subsidize the entry of inefficient competitors into its local phone- service markets. By requiring states that are arbitrating interconnection agreements to impose below-cost prices on incumbent LECs, the FCC's rules will cause GTE to incur unnecessary losses of revenue and market share before the Court can review the validity of the Commission's actions, the company said in its legal brief.

     GTE's motion was filed on September 16 in the U.S. Court of Appeals for the 8th Circuit in St. Louis, which was selected to hear appeals concerning the order. Nearly a dozen appeals have been filed on the order by state regulatory commissions, the National Association of Regulatory Utility Commissioners, and various other local telephone companies.

     GTE, a Stamford, Conn.-based telecommunications company, provides local phone service in 28 states.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                GTE CORPORATION
                                                 (Registrant)


                                                MARIANNE DROST
                                         (Marianne Drost)
                                            Secretary

Date:  September 19, 1996